Exhibit 99

         FLORIDA EAST COAST INDUSTRIES REPORTS RECORD FOURTH QUARTER AND
                             FULL YEAR 2004 RESULTS

        Railway

        -- Railway posted record fourth quarter segment revenues of $55.8 million, up 19% compared to the 2003 fourth quarter, driven by a strong economy, hurricane rebuilding efforts, improved pricing and new business.

        -- Railway segment operating profit increased 29% to $15.7 million compared to the prior year period. The operating ratio improved to 71.8% from 74.0%.

        -- Intermodal revenues grew 27%, recording six consecutive quarters of improvement.

        Realty Operations

        -- Fourth quarter 2004 Flagler Development Company's (Flagler) rental and services' revenues increased 14% to $18.1 million, compared to the prior year period.

        -- Occupancy continues to improve with "overall" occupancy increasing to 95% at the end of the fourth quarter 2004, from 88% in the prior year period and up sequentially from 94% at the end of the third quarter 2004.

        Realty Sales and Investments

        -- During the fourth quarter, Flagler closed on the sale of a 460-acre land parcel located in Doral, Florida for $80 million. As a result, realty sales proceeds totaled $84.8 million in the fourth quarter and $121.5 million for the twelve months ended December 31, 2004, compared to $51.5 million and $124.2 million in prior year periods, respectively.

        -- Cash on hand at the end of the quarter was $126.2 million, which includes $91.4 million of land sales proceeds held in escrow for reinvestment into land and/or buildings as 1031 exchanges.

        ST. AUGUSTINE, Fla., Feb. 10 /PRNewswire-FirstCall/ -- Florida East Coast Industries, Inc. (NYSE: FLA) (FECI) today announced results for the fourth quarter and year ended December 31, 2004.

        Robert W. Anestis, Chairman, President and Chief Executive Officer of Florida East Coast Industries, stated, "During the fourth quarter our Railway and Realty businesses delivered record results. The Railway quickly rebounded from the third quarter hurricanes, and delivered strong fourth quarter revenues and operating profit. Loadings of aggregate and intermodal units were particularly strong in the quarter. Flagler's record performance was driven by strong leasing efforts, which resulted in improved occupancy. During the quarter Flagler started construction on an additional office building in SouthPark, located in Orlando, and signed a long-term lease for 81% of a build-to-suit 150,000 square-foot-warehouse at Flagler Center, located in Jacksonville. Lastly, Flagler closed on the sale of 460 acres in Doral, Florida for $80 million and is in active pursuit of replacement properties in addition to the recent $41 million purchase of a 241,000 square- foot office building in Miami to continue to strategically add to Flagler's asset base."

        Mr. Anestis continued, "For the full year 2004, both businesses exceeded the Company's full year expectations, even with the impact of the hurricanes. The Railway grew revenue and operating profit to record levels, and Flagler increased occupancy at all of its business parks. With business parks nearing "full occupancy" Flagler initiated construction of six buildings, representing over 940,000 square feet, and virtually completed the required infrastructure at all the major business parks in preparation of future growth. I am proud of the management team and employees for their dedication and focus on the businesses and delivering record results during a year in which we experienced an unprecedented number of hurricanes. We enter 2005 stronger than ever with the Railway and Real Estate businesses firing on all cylinders."

        For the fourth quarter, FECI reported consolidated revenues of $159.5 million, compared to $103.5 million for the fourth quarter 2003. Revenues for the fourth quarter 2004 included realty sales of $84.8 million, compared to $40.0 million for the fourth quarter 2003. Income from continuing operations was $53.3 million, or $1.65 per diluted share, for the fourth quarter 2004 (which includes $45.8 million of after-tax profit from land sales), compared to income of $25.1 million, or $0.68 per diluted share, for the fourth quarter 2003 (which includes $20.7 million of after-tax profit from land sales). FECI reported consolidated fourth quarter 2004 net income of $53.4 million, or $1.65 per diluted share, compared to $26.0 million, or $0.70 per diluted share, for the prior year quarter.

        For the full year 2004, FECI reported consolidated revenues of $378.2 million, compared to $338.3 million for 2003. Revenues included realty sales of $104.8 million for 2004, compared to $90.5 million for 2003. Income from continuing operations for the year was $77.9 million, or $2.21 per diluted share, for 2004 (which includes $54.3 million of after-tax profit from land sales), compared to $41.3 million, or $1.12 per diluted share, in the prior year period (which includes $34.8 million of after-tax profit from land sales and $10.1 million of after-tax expense for the estimated cost of ending a long-term ground lease). FECI reported full year 2004 net income of $80.6 million, or $2.29 per diluted share, compared to $43.2 million, or $1.17 per diluted share, in the prior year.

        Mr. Anestis continued, "In 2005, we expect continued strong performance in the Company's businesses. The Railway's aggregate, intermodal and other commodities, in particular, should benefit from Florida's strong economy. We plan to invest capital dollars on efforts to improve productivity and capacity. In addition, we will continue our focus on deriving, enhancing and monetizing value from core and non-core realty and other uses of the Railway's right-of-way."

        Mr. Anestis added, "Flagler begins 2005 with 1.3 million square feet in the development pipeline (which includes 5 buildings under construction) and substantially all infrastructure in place at all its major business parks. Additionally, Flagler enters the year focused on reinvestment opportunities, utilizing some or all of the remaining proceeds from 2004 sales, to create future value and scale for its real estate portfolio. The purchase of the 240,000-square-foot office building at Doral Concourse was a perfect addition to the Flagler portfolio. The building, located in the same sub-market as the award-winning Flagler Station, will allow Flagler to add value through lease- up and stabilization. In 2005, Flagler will continue to focus on demand- driven expansion at all its major parks. We believe the demand for Florida office and industrial space will continue to improve and we are positioned to take full advantage."

        The Company's expectations for full year 2005 operating results assume continuing improvement in the national and Florida economies. For 2005, the Company expects Railway segment revenues to range between $211 and $218 million, an increase of 5% to 9% over 2004. Railway segment operating profit is expected to range between $52 and $54 million, an increase of 10% to 14% over 2004. Capital expenditures for the Railway, before the purchase of any strategic land parcels to be inventoried for future Railway customers, are expected to range from $30 to $36 million.

    The Company expects Flagler's 2005 rental and services' revenues to range between $79 and $83 million, an increase of 14% to 19% over 2004. Flagler's rental properties' operating profit before depreciation and amortization expense is expected to range between $53 and $55 million in 2005, or 18% to 23% over 2004. Operating profit from operating properties' rents is expected to range between $26 and $28 million. Capital investment at Flagler for 2005 is expected to be between $150 and $170 million, which includes $75 to $85 million for acquisitions of land and/or finished buildings utilizing proceeds from third and fourth quarter 2004 realty sales. The Company's expectations for Flagler's 2005 results include realty and land purchases that have closed as of the date of this release.

        Also announced today, Adolfo Henriques will succeed Robert W. Anestis as Chairman, President and Chief Executive Officer of Florida East Coast Industries, effective on or about March 28, 2005 (Effective Date). Related to Mr. Anestis' departure, 2005 corporate general and administrative expenses will include costs of approximately $7.0 - $7.5 million, which include $4.0 - $4.5 million of non-cash charges related to stock compensation. Mr. Henriques will receive inducement awards of 80,000 shares of restricted stock that will vest over a three-year term and will be subjected to earlier vesting under certain circumstances and a grant of 25,500 shares of stock, which will vest and be expensed on the Effective Date. A summary of Mr. Henriques' employment agreement and Mr. Anestis' separation agreement is contained in a form 8-K filed today.

        Railway Fourth Quarter Results

        * Florida East Coast Railway (Railway) segment's revenues in the fourth quarter 2004 increased 19.2% to $55.8 million from $46.8 million in the prior year period. Included in the fourth quarter 2004 revenues were $1.5 million of fuel surcharges, compared to $0.6 million in 2003.

        * Total carload revenues grew 14.2% primarily driven by a 14.6% increase in aggregate revenues, reflecting a combination of strong construction demand, new business from existing customers, improved pricing and increased volume from the hurricane rebuilding effort.

        * Intermodal revenues (which include drayage) increased 26.5% compared to the prior year period, reflecting improved pricing, addition of new customers, increased revenue from international shippers, the "Hurricane Train" and the retail customers, which were partially offset by lower revenues from a connecting carrier.

        * Railway segment's operating profit increased 29.3% to $15.7 million in the fourth quarter 2004 versus $12.2 million in the fourth quarter of 2003. Improvement in operating profit was attributable primarily to higher revenues and a $1.0 million reimbursement of hurricane-related expenses from governmental agencies. These increases were partially offset by higher salary and wage expense, an additional $0.8 million of hurricane-related costs and increased expenses in support of higher revenue. As a result, the Railway's operating ratio was 71.8% compared to 74.0% in the prior year quarter.

        Realty Fourth Quarter Results

        Rental Portfolio Results

        * Flagler's rental and services' revenues increased 13.8% to $18.1 million for the fourth quarter 2004 from $15.9 million in the fourth quarter of 2003. The increased revenues resulted primarily from higher "same store" occupancy rates and properties that began operations in 2004 ("new in 2004").

        * Rental properties' operating profit was $6.3 million for the fourth quarter versus $4.7 million in the prior year period. Rental properties' operating profit before depreciation and amortization expense for the quarter increased 16.5% to $11.8 million, compared to $10.1 million in the fourth quarter 2003. Rental properties' operating profit before depreciation and amortization expense benefited primarily from improvements in "same store" occupancy and "new in 2004" properties.

        * Flagler's "same store" occupancy rates increased to 94% in the fourth quarter, compared to 87% in the fourth quarter 2003, and comparable to the third quarter 2004.

        Development and Sales Activity

        * At quarter end, Flagler had nine projects, totaling 1,321,100 square feet, in various stages of development (803,500 square feet in the construction stage, which includes a 239,000-square-foot build-to-suit; and 517,600 square feet in pre-development).

        * During the fourth quarter, Flagler commenced development and construction of SouthPark Center II Building 1200, a four-story, 137,000-square-foot, Class-A office building located in Orlando, shortly after leasing all of SouthPark Center Building 1000 to Starwood Vacation Ownership.

        * On December 1, the Company announced the closing on the sale of 460 undeveloped acres located in Doral, Florida for $80 million.

        * Property under sale contracts at December 31, 2004 totaled $27.0 million and other property was listed for sale at asking prices totaling $22.5 million. The Company expects full year 2005 realty sales of $20 to $30 million.

        Subsequent Events

        * On January 13, Flagler announced Marriott Vacations Club International renewed its current lease of 70,800 square feet in Building 600 SouthPark Center located in Orlando. SouthPark has achieved 97% occupancy at year-end and Marriott is the last major lease scheduled to expire in 2005.

        * On January 19, Ryder System, Inc.'s lease commenced for the 239,000-square-foot build-to-suit office building located in Flagler Station.

        * On January 20, Flagler announced the execution of a long-term lease with Baker Distributing Company for 122,000 square feet of a 150,000-square-foot build-to-suit warehouse located at Flagler Center.

        * On February 7, Flagler announced the purchase of a 240,000-square-foot Class-A office building located in Miami, Florida for $41 million. Tax- deferred proceeds from the sale of Section 8 were used to purchase the building.

        Capitalization

        * The Company's cash balance on December 31, 2004 was $126.2 million (which includes $91.4 million held as deposits to be used in 1031 exchanges). Debt on December 31, 2004 was $342.9 million, composed of non-recourse real estate mortgages.

        * Flagler anticipates utilizing a substantial part of the proceeds from realty sales currently held in escrow accounts to acquire land and buildings to which it can add future value for its real estate portfolio through its core management and development strength. The Company will seek to accomplish any such acquisition transactions in qualified like-kind exchanges for tax purposes.

        A copy of the Company's year end 2004 Supplemental Real Estate Information Package will be available before the Company's fourth quarter conference call in the investor relations section of our website at http://www.feci.com .

        Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two wholly owned subsidiaries, Flagler Development Company and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, leases and manages 6.7 million square feet of commercial and industrial space, as well as an additional 804,000 square feet under construction, and owns approximately 740 acres of entitled land and approximately 2,000 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's website at http://www.feci.com .

        Florida East Coast Industries, Inc. will hold a conference call to discuss fourth quarter and full year 2004 results this morning, Thursday, February 10, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call will be web cast live by CCBN and can be accessed at the Company's website, http://www.feci.com , with an archived version of the web cast available approximately two hours after completion of the call. The dial-in numbers for the call are (888) 868-9078 or (973) 582-2792. A replay of the call will be available approximately two hours after completion of the call through Thursday, February 24, 2005 by dialing (877) 519-4471 or (973) 341-3080 and entering access code 5600876.

        This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may," and other expressions that indicate future events and trends. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic, business, competitive, regulatory and market conditions (particularly in the state of Florida, the southeast U.S. and the Caribbean) and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                        Three Months Ended                 Year Ended
                                            December 31                    December 31
                                   ----------------------------    ----------------------------
                                       2004            2003            2004            2003
                                   ------------    ------------    ------------    ------------
Operating revenues:
  Railway operations                     55,842          46,829         200,762         181,057
  Realty rental and services             18,802          16,629          72,613          66,749
  Realty sales                           84,824          40,034         104,812          90,458
Total revenues                          159,468         103,492         378,187         338,264

Operating expenses:
  Railway operations                     40,112          34,660         153,436         138,069
  Realty rental and services             16,214          15,611          63,646          79,427
  Realty sales                            9,778           6,443          15,793          33,921
  Corporate general &
   administrative                         3,432           3,852          15,080          13,137
Total expenses                           69,536          60,566         247,955         264,554

Operating profit                         89,932          42,926         130,232          73,710

Interest income                             305             186           1,124             946
Interest expense                         (4,738)         (4,414)        (16,671)        (17,056)
Other income                              2,209           2,128          13,023           9,544
                                         (2,224)         (2,100)         (2,524)         (6,566)

Income before income taxes               87,708          40,826         127,708          67,144
Provision for income taxes              (34,405)        (15,719)        (49,806)        (25,851)
Income from continuing
 operations                              53,303          25,107          77,902          41,293

Discontinued Operations
Income (loss) from operation of
 discontinued operations
 (net of taxes)                               2             126             106            (173)
Gain on disposition of
 discontinued operations
 (net of taxes)                             133             777           2,590           2,104
Income from discontinued
 operations                                 135             903           2,696           1,931

Net income                               53,438          26,010          80,598          43,224

Earnings Per Share
Income from continuing
 operations - basic                $       1.68    $       0.69    $       2.25    $       1.13
Income from continuing
 operations - diluted              $       1.65    $       0.68    $       2.21    $       1.12
Income (loss) from operation of
 discontinued operations - basic
 and diluted                       $       0.00    $       0.00    $       0.00    $      (0.01)
Gain on disposition of
 discontinued operations -
 basic and diluted                 $       0.00    $       0.02    $       0.08    $       0.06
Net income  - basic                $       1.68    $       0.71    $       2.33    $       1.18
Net income  - diluted              $       1.65    $       0.70    $       2.29    $       1.17

Average shares outstanding -
 basic                               31,715,798      36,507,326      34,529,869      36,502,467
Average shares outstanding -
 diluted                             32,370,945      37,026,479      35,216,957      36,864,558

        (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                               Three Months                 Year
                                              Ended Dec. 31            Ended Dec. 31
                                         ----------------------    ----------------------
                                            2004         2003         2004         2003
                                         ---------    ---------    ---------    ---------
Operating Revenues
  Railway operations                        55,842       46,829      200,762      181,057
  Realty:
    Flagler realty rental and services      18,095       15,896       69,585       63,610
    Flagler realty sales                    81,966       22,772       99,677       63,495
    Other rental                               707          733        3,028        3,139
    Other sales                              2,858       17,262        5,135       26,963
  Total realty                             103,626       56,663      177,425      157,207
  Total revenues*                          159,468      103,492      378,187      338,264

Operating Expenses
  Railway operations                        40,112       34,660      153,436      138,069
  Realty:
    Flagler realty rental and services      15,661       13,863       60,580       55,904
    Flagler realty sales                     8,856        6,443       14,871       33,921
    Other rental                               553        1,748        3,066       23,523
    Other sales                                922           --          922           --
  Total realty                              25,992       22,054       79,439      113,348
  Corporate general & administrative         3,432        3,852       15,080       13,137
  Total expenses*                           69,536       60,566      247,955      264,554

Operating Profit (Loss)
  Railway operations                        15,730       12,169       47,326       42,988
  Realty                                    77,634       34,609       97,986       43,859
  Corporate general & administrative        (3,432)      (3,852)     (15,080)     (13,137)
  Operating profit                          89,932       42,926      130,232       73,710

Interest income                                305          186        1,124          946
Interest expense                            (4,738)      (4,414)     (16,671)     (17,056)
Other income                                 2,209        2,128       13,023        9,544
                                            (2,224)      (2,100)      (2,524)      (6,566)

Income before income taxes                  87,708       40,826      127,708       67,144
Provision for income taxes                 (34,405)     (15,719)     (49,806)     (25,851)
Income from continuing operations           53,303       25,107       77,902       41,293

Discontinued Operations
Income (loss) from operation of
 discontinued operations (net
 of taxes)                                       2          126          106         (173)
Gain on disposition of discontinued
 operations (net of taxes)                     133          777        2,590        2,104

Net Income                                  53,438       26,010       80,598       43,224

        (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

        *-For the years presented, there are no intersegment revenues and expenses.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                      December 31  December 31
                                                         2004         2003
                                                      -----------  -----------

Assets
Cash and cash equivalents                                 126,166      125,057
Other current assets                                       54,804       46,447
Properties, less accumulated depreciation                 853,458      814,683
Other assets and deferred charges                          28,765       22,163
Total assets                                            1,063,193    1,008,350

Liabilities and Shareholders' Equity
Short-term debt                                             4,789        2,838
Other current liabilities                                  64,732       63,860
Deferred income taxes                                     178,831      135,497
Long-term debt                                            338,065      238,305
Accrued casualty and other liabilities                     11,850        9,717
Shareholders' equity                                      464,926      558,133
Total liabilities and shareholders' equity              1,063,193    1,008,350

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                              Year Ended
                                                              December 31
                                                      ------------------------
                                                          2004         2003
                                                      -----------  -----------
Cash Flows from Operating Activities
  Net income                                               80,598       43,224
  Adjustments to reconcile net income to cash
   generated by operating activities                       12,431       12,820
  Changes in operating assets and liabilities             (20,774)      79,994
Net cash generated by operating activities                 72,255      136,038

Cash Flows from Investing Activities
  Purchase of properties                                 (111,551)    (102,181)
  Proceeds from disposition of assets                     121,537      124,218
Net cash provided by investing activities                   9,986       22,037

Cash Flows from Financing Activities
  Proceeds from debt                                      105,000           --
  Payments of debt                                         (3,289)     (55,641)
  Payment of dividends                                     (6,498)     (60,453)
  Purchase of treasury stock                             (191,126)      (2,921)
  Other                                                    14,781        2,125
Net cash used in financing activities                     (81,132)    (116,890)

Net Increase in Cash and Cash Equivalents                   1,109       41,185
Cash and Cash Equivalents at Beginning of Year            125,057       83,872
Cash and Cash Equivalents at End of Year                  126,166      125,057

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                     Three Months            Years
                                     Ended Dec. 31        Ended Dec. 31
                                   -----------------    ------------------
                                    2004       2003       2004       2003
                                   ------     ------    -------    -------
Operating revenues                 55,842     46,829    200,762    181,057
Operating expenses                 40,112     34,660    153,436    138,069
Operating profit                   15,730     12,169     47,326     42,988

Operating ratio                      71.8%      74.0%      76.4%      76.3%

Railway segment's operating
 profit before depreciation        20,907     17,072     67,493     62,550
Total FECR Legal entity
 EBITDA                            25,289     36,584     86,210    100,216

                                 RAILWAY TRAFFIC
                         Three Months Ended December 31
                        (dollars and units in thousands)
                                   (unaudited)

                       2004       2003   Percent     2004      2003     Percent
Commodity              Units     Units  Variance   Revenues  Revenues  Variance
--------------------  ------    ------  --------   --------  --------  --------
Rail Carloads
  Crushed stone
   (aggregate)          33.3      30.0      11.0     16,003    13,969      14.6
  Construction
   materials             1.7       1.4      21.4      1,219       817      49.2
  Vehicles               6.1       6.2      (1.6)     4,862     4,881      (0.4)
  Foodstuffs &
   kindred               3.5       3.0      16.7      2,940     2,292      28.3
  Chemicals &
   distillants           0.9       0.9        --      1,074     1,077      (0.3)
  Paper & lumber         1.6       1.3      23.1      1,861     1,396      33.3
  Other                  3.8       3.6       5.6      2,147     1,940      10.7
  Total carload         50.9      46.4       9.7     30,106    26,372      14.2
Intermodal              80.7      66.1      22.1     24,740    19,553      26.5
  Total freight
   units/revenues      131.6     112.5      17.0     54,846    45,925      19.4
Ancillary revenue         --        --        --        996       904      10.2
Railway segment
 revenue                  --        --        --     55,842    46,829      19.2

        (Prior year's results have been reclassified to conform to current year's presentation. Previously, drayage revenues were shown separately but are now classified for all periods in intermodal revenues, given their integrated relationship.)

                                 RAILWAY TRAFFIC
                             Years Ended December 31
                       (dollars and units in thousands)
                                   (unaudited)

                       2004       2003   Percent     2004      2003     Percent
Commodity              Units     Units  Variance   Revenues  Revenues  Variance
--------------------  ------    ------  --------   --------  --------  --------
Rail Carloads
  Crushed stone
   (aggregate)         127.2     120.8       5.3     60,271    55,453       8.7
  Construction
   materials             5.7       5.6       1.8      3,827     3,157      21.2
  Vehicles              22.2      23.1      (3.9)    17,577    18,161      (3.2)
  Foodstuffs &
   kindred              12.5      11.9       5.0      9,922     8,902      11.5
  Chemicals &
   distillants           3.7       3.6       2.8      4,367     4,135       5.6
  Paper & lumber         5.6       6.6     (15.2)     6,162     6,565      (6.1)
  Other                 14.1      15.5      (9.0)     8,592     8,803      (2.4)
  Total carload        191.0     187.1       2.1    110,718   105,176       5.3
Intermodal             283.3     252.1      12.4     86,379    72,642      18.9
  Total freight
   units/revenues      474.3     439.2       8.0    197,097   177,818      10.8
Ancillary revenue         --        --        --      3,665     3,239      13.2
Railway segment
 revenue                  --        --        --    200,762   181,057      10.9

        (Prior year's results have been reclassified to conform to current year's presentation. Previously, drayage revenues were shown separately but are now classified for all periods in intermodal revenues, given their integrated relationship.)

                             REALTY SEGMENT REVENUES
                             (dollars in thousands)
                                   (unaudited)

                                         Three Months    Three Months
                                         Ended Dec. 31   Ended Dec. 31
                                             2004            2003
                                         -------------   -------------
Rental revenues - Flagler                       15,803          14,231
Rental income - straight-line rent
 adjustments                                       903             450
Operating expense recoveries                       954             647
Rental revenues - undeveloped land                 117             160
Other rental revenues                              318             408
   Total rental revenue - Flagler

    properties                                  18,095          15,896
Rental revenues - other realty
 operations                                        707             733
   Total rental revenues                        18,802          16,629

Building and land sales - Flagler               81,966          22,772
Building and land sales - other realty
 operations                                      2,858          17,262
     Total building and land sales
      revenues                                  84,824          40,034

   Total realty segment revenues               103,626          56,663

   (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                             REALTY SEGMENT EXPENSES
                             (dollars in thousands)
                                   (unaudited)

                                                 Three Months    Three Months
                                                 Ended Dec. 31   Ended Dec. 31
                                                     2004            2003
                                                 -------------   -------------
Real estate taxes - developed                            1,872           1,771
Repairs & maintenance - recoverable                        731             768
Services, utilities, management costs                    3,319           2,858
    Total expenses subject to recovery -
     Flagler properties                                  5,922           5,397

Real estate taxes - Flagler undeveloped land               785             486
Repairs & maintenance - non-recoverable                    497             309
Depreciation & amortization - (operating prop
 - Flagler)                                              5,500           5,426
Depreciation & amortization - (non-operating
 prop-Flagler)                                             992             325
SG&A - non-recoverable - Flagler                         1,965           1,920
    Total - non-recoverable expenses - Flagler

     properties                                          9,739           8,466
  Total rental expenses - Flagler properties            15,661          13,863

Real estate taxes - other undeveloped land                 136            (261)
Depreciation & amortization - other                         10              66
SG&A - non-recoverable - other                             407           1,943
     Total rental expenses - other realty
      operations                                           553           1,748
  Total rental expenses                                 16,214          15,611

Realty sales expenses - Flagler properties               8,856           6,443
Realty sales expenses - other                              922              --
     Total realty sales expenses                         9,778           6,443

Total operating expenses                                25,992          22,054

    (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                         FLAGLER REAL ESTATE STATISTICS
                           CONTINUING OPERATIONS ONLY
                                   (unaudited)

                                                         Three Months
                                                       Ended December 31
                                                 -----------------------------
                                                      2004            2003
                                                 -------------   -------------
Property types
Office (sq. ft. in 000's)                                2,296           2,047
Industrial (sq. ft. in 000's)                            4,311           4,312

100%-owned properties
Rentable square feet (in 000's)                          6,607           6,359
Occupied square feet (in 000's)                          6,264           5,624
Number of buildings owned                                   60              58
Ending occupancy rate                                      95%              88%

Same store statistics
Same store square footage (000's)                        5,758           5,758
Same store occupancy (sq. ft. in 000's)                  5,432           5,025
Same store buildings                                        54              54
Same store revenues (000's)                      $      15,596   $      14,562
Ending same store occupancy rate                            94%             87%

Properties in pipeline
Number of projects                                           9               7
Lease-up (sq. ft. in 000's)                                 --              --
In construction (sq. ft. in 000's)                         804             343
Predevelopment (sq. ft. in 000's)                          517             705
Total                                                    1,321           1,048

Entitlements pipeline
Acres                                                      740             855
Total square feet (000's)                               12,083          13,919
Office (sq. ft. in 000's)                                7,113           7,680
Industrial (sq. ft. in 000's)                            4,450           5,732
Commercial (sq. ft. in 000's)                              520             507

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                          Three Months            Years Ended
                                          Ended Dec. 31             Dec. 31
                                      --------------------   --------------------
                                        2004        2003       2004        2003
                                      --------    --------   --------    --------
Railway segment's operating profit      15,730      12,169     47,326      42,988
Railway segment's depreciation
  expense                                5,177       4,903     20,167      19,562
Railway segment's operating profit
 before depreciation                    20,907      17,072     67,493      62,550

Total FECR legal entity net income      12,172      19,376     40,563      49,636
Depreciation expense - legal entity      5,225       4,949     20,360      19,747
Interest (income) expense                 (268)        129       (647)       (239)
Income tax expense                       8,160      12,130     25,934      31,072
Total FECR legal entity EBITDA          25,289      36,584     86,210     100,216

                                                                                         (in
                                                                                      millions)
                                       Three Months              Years Ended           Forecast
                                       Ended Dec. 31               Dec. 31            Full Year
                                     2004         2003         2004         2003         2005
                                  ----------   ----------   ----------   ----------   ----------
Rental properties' operating
 profit                                6,283        4,685       21,786       17,766      $26-$28
Rental properties' depreciation
 and amortization expense              5,500        5,426       23,022       22,287          $27
Rental properties' operating
 profit before depreciation and
 amortization expense                 11,783       10,111       44,808       40,053      $53-$55

    The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of businesses, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

    (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

SOURCE  Florida East Coast Industries, Inc.
    -0-                             02/10/2005
    /CONTACT:  Investors, Bradley D. Lehan, +1-904-819-2128, or Media, Husein
A. Cumber, +1-904-826-2280, both of Florida East Coast Industries, Inc./
    /Web site:  http://www.feci.com /